As filed with the Securities and Exchange Commission on October 22, 2004

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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             The Alpine Group, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                                        22-1620387
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(State of incorporation or                    (IRS Employer Identification No.)
       organization)

One Meadowlands Plaza, East Rutherford, NJ                 07073
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 (Address of principal executive offices)                (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |X|

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                              Name of each exchanged on which
to be so registered                              each class is to be registered
-------------------                              -------------------------------
       None                                                   None

Securities to be registered pursuant to Section 12(g) of the Act:

      Common Stock, par value $0.10 per share
      Preferred Stock Purchase Rights

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

Item 1. Description of Registrant's Securities to be Registered.

      For a description of the common stock, par value $0.10 per share, and associated preferred stock purchase rights of The Alpine Group, Inc. ("Alpine") to be registered hereunder, reference is made to the information set forth under the caption "Description of Capital Stock" in the Prospectus which constitutes a part of Alpine's Registration Statement on Form S-2 (File No. 333-107726) originally filed with the Securities and Exchange Commission on August 7, 2003, as subsequently amended, which information is hereby incorporated herein by reference.

Item 2. Exhibits.

      The documents listed below are filed as exhibits to this Registration
Statement:

Exhibit No.

3(a)* Certificate of Incorporation of Alpine
3(b)* Amendment to the Certificate of Incorporation of Alpine
3(g)* By-laws of Alpine
4(a)* Rights Agreement, dated as of February 17, 1999, between Alpine and
      American Stock Transfer & Trust Company, as rights agent
4(b)* Amendment No. 1, dated March 10, 2003, to the Rights Agreement, dated as of February 17, 1999, between Alpine and American Stock Transfer & Trust Company, as rights agent
4(d)* Form of rights certificate

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*     Incorporated herein by reference to the identically numbered exhibit in
      Alpine's Registration Statement on Form S-2 (File No. 333-107726).

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 22, 2004                  THE ALPINE GROUP, INC.
                                        (Registrant)


                                        By: /s/ Stewart H. Wahrsager
                                           -------------------------------------
                                           Name:  Stewart H. Wahrsager
                                           Title: Senior Vice President,
                                                  General Counsel and Secretary

                                  EXHIBIT INDEX

Exhibit No.

3(a)* Certificate of Incorporation of Alpine
3(b)* Amendment to the Certificate of Incorporation of Alpine
3(g)* By-laws of Alpine
4(a)* Rights Agreement, dated as of February 17, 1999, between Alpine and
      American Stock Transfer & Trust Company, as rights agent
4(b)* Amendment No. 1, dated March 10, 2003, to the Rights Agreement, dated as of February 17, 1999, between Alpine and American Stock Transfer & Trust Company, as rights agent
4(d)* Form of rights certificate

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*     Incorporated herein by reference to the identically numbered exhibit in
      Alpine's Registration Statement on Form S-2 (File No. 333-107726).